                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Keiser and Edward W. Moneypenny, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Annual Report of Oryx Energy Company for the fiscal year ended December 31, 1995 on Form 10-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and any or all amendments to the Annual Report and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                      SIGNATURE                                        TITLE                         DATE
------------------------------------------------------  ------------------------------------  -------------------

                                                        Chairman of the Board, Chief
                 /s/ ROBERT L. KEISER                    Executive Officer, President, and
     -------------------------------------------         Director (principal executive           March 7, 1996
                  (Robert L. Keiser)                     officer)
                   /s/ JERRY W. BOX
     -------------------------------------------        Executive Vice President, Chief          March 7, 1996
                    (Jerry W. Box)                       Operating Officer and Director
                                                        Executive Vice President, Finance,
               /s/ EDWARD W. MONEYPENNY                  Chief Financial Officer, and
     -------------------------------------------         Director (principal financial           March 7, 1996
                (Edward W. Moneypenny)                   officer)
                /s/ ROBERT L. THOMPSON                  Comptroller and Corporate Planning
     -------------------------------------------         Director (principal accounting          March 7, 1996
                  Robert L. Thompson                     officer)
               /s/ WILLIAM E. BRADFORD
     -------------------------------------------        Director                                 March 7, 1996
                (William E. Bradford)
                  /s/ ROBERT B. GILL
     -------------------------------------------        Director                                 March 7, 1996
                   (Robert B. Gill)
              /s/ DAVID S. HOLLINGSWORTH
     -------------------------------------------        Director                                 March 7, 1996
               (David S. Hollingsworth)
              /s/ CHARLES H. PISTOR, JR.
     -------------------------------------------        Director                                 March 7, 1996
               (Charles H. Pistor, Jr.)
                 /s/ PAUL R. SEEGERS
     -------------------------------------------        Director                                 March 7, 1996
                  (Paul R. Seegers)
               /s/ IAN L. WHITE-THOMSON
     -------------------------------------------        Director                                 March 7, 1996
                (Ian L. White-Thomson)